Exhibit 10.71

JP MORGAN CHASE BANK, NA

November 8, 2010

Via Electronic and Regular Mail

Plains Capital Corporation

2323 Victory Avenue, Suite 1400

Dallas, Texas 75219

Attn: Allen Custard

Re:	Amended and Restated Loan Agreement (as amended from time to time, the (“2001 Loan Agreement”) between JP Morgan Chase Bank NA (“Lender”) as successor to Bank One, NA and Plains Capital Corporation (“Borrower”), dated as of October 1, 2001: Loan Agreement (as amended from time to time, the “2004 Loan Agreement”) between Lender and Borrower, dated as of September 22, 2004; Loan Agreement (as amended from time to time, the “Term Loan Agreement”), between Lender and Borrower, dated as of October 27, 2004; Credit Agreement (as amended from time to time, the “Revolving Credit Agreement”), between Lender and Borrower, dated as of October 13, 2006

Mr. Custard:

Prior to the date hereof, Borrower notified Lender that its Non-Performing Asset Ratio would be in excess of 3.5 to 1 as of September 30, 2010. As a result of the foregoing, Borrower is in default pursuant to Section 5.14 of the 2001 Loan Agreement (the “Known Default”). For this reason, Borrower has asked lender to waive the Known Default.

Based upon the foregoing and on a one time basis only, Lender hereby notifies you of its decision to waive the Known Default, so long as Borrower strictly complies with all obligations under the Loan Documents and is in compliance with Section 5.14 of the 2001 Loan Agreement on or before December 31, 2010.

ADDITIONALLY, THE DELIVERY OF THIS LETTER DOES NOT CONSTITUTE NOR SHALL IT BE DEEMED TO BE (I) AN ELECTION OF REMEDIES BY LENDER, (II) A WAIVER OF, OR CONSENT BY LENDER TO ANY DEFAULT OR EVENT OF DEFAULT WHICH EXISTS NOW OR MAY HEREAFTER OCCUR UNDER THE LOAN DOCUMENTS OTHER THAN THE KNOWN DEFAULT, (III) A WAIVER BY LENDER OF ANY BORROWER’S OR ANY OTHER OBLIGOR’S OBLIGATIONS UNDER THE LOAN DOCUMENTS, OR (IV) A WAIVER BY LENDER OF ANY RIGHTS, REMEDIES, OFFSETS, CLAIMS, OR OTHER CAUSES OF ACTIONS THAT LENDER MAY HAVE AGAINST THE ANY BORROWER OR OTHER OBLIGOR UNDER THE LOAN DOCUMENTS, ALL OF WHICH LENDER SPECIFICALLY RESERVES.

JP MORGAN CHASE BANK, NA a national banking association

By:	/s/ TIMOTHY F. JOHNSON
Timothy F. Johnson Senior Vice President